                                  SCHEDULE 14C
                                 (RULE 14C-101)

                 INFORMATION REQUIRED IN INFORMATION STATEMENT

                            SCHEDULE 14C INFORMATION

                INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by Registrant                                [X]
Filed by Party other than the Registrant           [ ]

Check the appropriate box:

[X]  Preliminary Information Statement          [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14c-5(d)(2))
[ ]  Definitive Information Statement

                            XBOX TECHNOLOGIES, INC.
--------------------------------------------------------------------------------
                  (Name of Registrant As Specified in Charter)

Payment of Filing Fee (Check the appropriate box):

[X]  No Fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                            XBOX TECHNOLOGIES, INC.
                       1800 CORPORATE BLVD, NW SUITE 101
                           BOCA RATON, FLORIDA 33431

TO THE STOCKHOLDERS OF XBOX TECHNOLOGIES, INC.:

     The purpose of this letter is to inform you that we intend to take the following actions by written consent of our stockholders:

     1. Amend our certificate of incorporation to (i) increase the authorized number of shares of capital stock from eighty million (80,000,000) shares to four hundred twenty million (420,000,000) shares consisting of four hundred million (400,000,000) shares of Common Stock, one million (1,000,000) shares of Series A Convertible Preferred Stock ("Series A Preferred Stock") and nineteen million shares (19,000,000) of undesignated stock and (ii) to change the par value of shares of Common Stock, Series A Preferred Stock and undesignated stock from $.10 per share to $.01 per share.

     2. Amend our certificate of incorporation to effect a reverse stock split of our outstanding Common Stock at a ratio not to exceed one-for-twenty as discussed in the accompanying Information Statement.

     3. Amend the Nicollet Process Engineering, Inc. 1995 Amended and Restated Stock Incentive Plan to (i) increase the number of shares available for issuance thereunder to 50,000,000 and (ii) increase the number of shares of Common Stock underlying an incentive award granted under the Plan that may be granted to one person in one fiscal year to 5,000,000 shares (both numbers are prior to any reduction to reflect the effects of the reverse stock split contemplated in 2 above).

     TECH is the beneficial owner of approximately 72.5% of outstanding shares of our Common Stock and 100% of our outstanding shares of Series A Preferred Stock, which together represents approximately 96.1% of the aggregate voting power of all outstanding shares of our capital stock and has executed a written consent in favor of the actions described above. This consent will satisfy the stockholder approval requirement for the proposed actions and allows us to take the proposed actions on or after May 21, 2001.

     WE ARE NOT ASKING FOR YOUR PROXY. Because the written consent of TECH satisfies any applicable stockholder voting requirement of the Delaware General Corporation Law and our certificate of incorporation and bylaws, we are not asking for a proxy and your are not requested to send one.

     The accompanying Information Statement is for information purposes only and explains the terms of the amendments to our certificate of incorporation and the amendment to our stock option plan. Please read the accompanying Information Statement carefully.

                                          By Order of the Board of Directors,

                                          Thomas A. Letscher
                                          Secretary

April   , 2001

                            XBOX TECHNOLOGIES, INC.
                       1800 CORPORATE BLVD, NW SUITE 101
                           BOCA RATON, FLORIDA 33431

                             ---------------------

                             INFORMATION STATEMENT

                             APRIL           , 2001

                             ---------------------

                     WE ARE NOT ASKING YOU FOR A PROXY AND
                   YOU ARE REQUESTED NOT TO SEND US A PROXY.

     This Information Statement is being mailed on or about April   , 2001 to
the stockholders of record at the close of business on January 26, 2001 (the "Record Date"). This Information Statement is being sent to you for information purposes only. No action is requested on your part.

     This information statement is being furnished to our stockholders to inform you of the adoption of three resolutions by written consent by TECHinspirations, Inc. (Cayman), a Cayman Island corporation and is our largest stockholder ("TECH"). The resolutions adopted by TECH gives us the authority to take the following actions:

     1. Amend our certificate of incorporation to (i) increase the authorized number of shares of capital stock from eighty million (80,000,000) shares to four hundred twenty million (420,000,000) shares consisting of four hundred million (400,000,000) shares of Common Stock, one million (1,000,000) shares of Series A Convertible Preferred Stock ("Series A Preferred Stock") and nineteen million shares (19,000,000) of undesignated stock and (ii) to change the par value of shares of Common Stock, Series A Preferred Stock and undesignated stock from $.10 per share to $.01 per share.

     2. Amend our certificate of incorporation to effect a reverse stock split of our outstanding Common Stock at a ratio not to exceed one-for-twenty. The exact ratio of this reverse stock split, and the decision of when, if ever, to implement the reverse stock split is left to the discretion of our Board.

     3. Amend the Nicollet Process Engineering, Inc. 1995 Amended and Restated Stock Incentive Plan to (i) increase the number of shares available for issuance thereunder to 50,000,000 and (ii) increase the number of shares of Common Stock underlying an incentive award granted under the Plan that may be granted to one person in one fiscal year to 5,000,000 shares (both numbers are prior to any reduction to reflect the effects of the reverse stock split contemplated in 2 above).

     On January 23, 2001 our Board adopted resolutions authorizing these amendments to our certificate of incorporation and stock option plan and recommending that the stockholders adopt resolutions authorizing these
amendments. On April   , 2001 TECH executed a written consent authorizing (i)
the filing of an amendment to our certificate of incorporation to change the authorized capital and par value of our shares of capital stock no sooner than May 21, 2001, (ii) the filing of an amendment to our certificate of incorporation to implement a reverse stock split of our Common Stock at a ratio to be determined by the Board, not to exceed one-for-twenty, at such time on or after May 21, 2001 and before May 31, 2002 as the Board deems appropriate and
(iii) the amendment of our 1995 Amended and Restated Stock Incentive Plan to increase the number of shares authorized for issuance thereunder to 50,000,000.

     As of the close of business on January 26, 2001, we had an aggregate of 27,596,755 shares of Common Stock and 834,830 shares of Series A Preferred Stock outstanding. Each holder of Series A Preferred Stock is entitled to 200 votes per share, while each holder of Common Stock is entitled to one vote per share. Holders of Common Stock and Series A Preferred Stock vote as a single class on all matters presented to the stockholders.

     TECH is the beneficial owner of approximately 72.5% of outstanding shares of our Common Stock and 100% of our outstanding shares of Series A Preferred Stock, which together represents approximately 96.1% of the aggregate voting power of all outstanding shares of our capital stock. Accordingly, the requisite stockholder approval of the amendments to our certificate of incorporation to increase the authorized capital, decrease the par value of our shares of capital stock and to implement the reverse stock split and the amendment to the Nicollet Process Engineering, Inc. 1995 Amended and Restated Stock Incentive Plan (the "1995 Plan") was obtained by the execution of TECH's written consent in favor of the amendments.

          ACTION #1: INCREASE IN AUTHORIZED SHARES/CHANGE IN PAR VALUE

General

     Article V of our certificate of incorporation currently authorizes us to issue up to 75,000,000 shares of Common Stock and 5,000,000 shares of undesignated stock. An aggregate of 1,000,000 shares of the authorized undesignated shares have been designated as Series A Convertible Preferred Stock. As of January 26, 2001 there were 27,596,755 shares of Common Stock and 834,830 shares of Series A Preferred Stock outstanding. Accordingly, we currently have the authority to issue an additional 47,403,245 shares of Common Stock, 4,000,000 shares of undesignated stock (which our Board could use to create additional classes of preferred stock) and 165,170 shares of Series A Preferred Stock. We have proposed an amendment, in the form annexed to this Information Statement as Annex A (the "Share Amendment"), which would increase the number of authorized shares of Common Stock by 325,000,000 shares to an aggregate number of authorized shares of Common Stock of 400,000,000 shares and increase the number of authorized shares of undesignated stock by 15,000,000 shares to an aggregate number of authorized shares of undesignated stock of 19,000,000 shares. The Share Amendment would have no effect on the number of authorized shares of Series A Preferred Stock.

     In addition to increasing the number of shares of Common Stock which we are authorized to issue, the Share Amendment would also decrease the par value of shares of our Common Stock, undesignated stock and Series A Preferred Stock from $.10 per share to $.01 per share.

Consent Required

     Approval of the Share Amendment requires the consent of the holders of (i) a majority of the outstanding shares of our Common Stock as of the Record Date and (ii) a majority of the outstanding shares of our Series A Preferred Stock as of the Record Date. TECH, which held approximately 72.5% of the outstanding shares of our Common Stock and 100% of the outstanding shares of our Series A Preferred Stock as of the Record Date, has given its consent to this amendment and accordingly, the requisite stockholder approval of the Share Amendment was obtained by the execution of TECH's written consent in favor of the amendment.

Purpose

     The Share Amendment is necessary to allow us to complete our reorganization of our balance sheet which was accomplished by converting some of our debt into equity and allowed us to refocus on our business interests. We previously incurred a substantial amount of indebtedness as a result of negative cash flows associated with our FullMetrics division and expenditures associated with our effort to acquire Amyyon Company. This indebtedness was incurred under a line of credit made available to us by TECH. The large amount of indebtedness on our balance sheet and the lack of positive cash flow from our operations were factors that resulted in our auditors issuing a "going concern" qualification in their opinion on our financial statements for the fiscal year ended August 31, 1999. This qualification adversely affected the ability of Knowledge Mechanics, our wholly owned subsidiary, to market its products.

     As part of an ongoing process to address the elimination of indebtedness and the negative cash flow associated with FullMetrics, at a June 22, 2000 meeting, our Board of Directors approved in principle a plan whereby we would shift resources from FullMetrics to Knowledge Mechanics and cease to pursue the acquisition of Amyyon. In addition, our Board authorized us to pursue third party sources of equity financing and explore alternatives to eliminate our indebtedness, including working with TECH to convert the debt owed to it into equity. As a means of implementing these objectives, representatives of XBOX, TECH and Knowledge Mechanics met on August 9, 2000 and reached an understanding that TECH would convert its secured debt to equity, we would focus our operational efforts on Knowledge Mechanics and the founders of Knowledge Mechanics would devote their full time and effort to that company. In addition, these founders would accept below market salaries in exchange for receiving a significant number of options, and the vesting of some or all of these options would be linked to the performance of Knowledge Mechanics. This understanding was memorialized in a memorandum of understanding that was signed by representatives of all three parties on August 10, 2000 (the "Memorandum of Understanding").

     To implement the concepts memorialized in this memorandum of understanding, on September 7, 2000, our Board appointed a Special Committee which consisted of our two directors who are not affiliated with TECH. This Special Committee was authorized to evaluate, negotiate and approve the terms and conditions on which our indebtedness owed to TECH would be converted into equity. The Special Committee ultimately negotiated and authorized the execution of a Purchase Agreement between XBOX and TECH. The Purchase Agreement was made effective August 31, 2000 and provided that TECH would convert $11,806,426 of the indebtedness owed to it as of August 31, 2000 plus an additional $2,218,718 of indebtedness that would be owed it as a result of advances made to us under the credit facility with TECH subsequent to August 31, 2000 into shares of our Common Stock at a rate of $.084 per share. However, because the total indebtedness of $14,025,144 to be converted to shares of Common Stock would require us to issue 166,966,000 shares of Common Stock and we only had 75,000,000 authorized shares of Common Stock, the Purchase Agreement called for the issuance of 834,830 shares of our newly created Series A Preferred Stock. The Series A Preferred Stock was issued at $16.80 per share, for a total purchase price of $14,025,144 to be paid through the conversion of indebtedness. Each share of Series A Preferred Stock is convertible into 200 shares of Common Stock. The Purchase Agreement requires us to amend our certificate of incorporation in such manner as is necessary to allow TECH to convert its shares of Series A Preferred Stock into Common Stock. The 834,830 shares of our Series A Preferred Stock are convertible into 166,966,000 shares of Common Stock. Because we are currently authorized to issue a maximum of 75,000,000 shares of Common Stock, we need to increase the number of authorized shares of Common Stock to allow TECH to convert its shares of Series A Preferred Stock into Common Stock.

     TECH has indicated that it intends to convert its shares of Series A Preferred Stock as soon as practicable after the Share Amendment is effective. Upon this conversion, TECH would hold an aggregate of 186,966,000 shares of our Common Stock as well as a warrant to purchase 4,750,000 shares of Common Stock. If TECH were to exercise this warrant after the conversion of its shares of Series A Preferred Stock into Common Stock, it would hold approximately 96.2% of our outstanding shares of Common Stock.

     The change in par value is also necessary to fulfill our obligation to amend our certificate of incorporation in such manner as is necessary to allow TECH to convert its shares of Series A Preferred Stock into Common Stock. A corporation, such as XBOX, that is organized Delaware General Corporation Law cannot issue shares of its capital stock for less than par value. As explained earlier in this Information Statement, TECH converted $14,025,144 that we owed to TECH into 834,830 shares of Series A Preferred Stock. These shares of Series A Preferred Stock are convertible into 166,966,000 shares of Common Stock. Upon conversion of the Series A Preferred Stock, TECH will have acquired 166,966,000 shares of Common Stock for aggregate consideration of $14,025,144 which results in a per share purchase price of $.084. Therefore, the par value of shares of Common Stock must be decreased to an amount less than $.084 to allow TECH to convert its shares of Series A Preferred Stock into Common Stock. The increase in the number of authorized shares of Common Stock is also necessary to allow us to issue options to the founders and employees of Knowledge Mechanics pursuant to the Memorandum of Understanding. We agreed with the founder of Knowledge Mechanics in the Memorandum of Understanding that they would surrender options issued to them when we purchased Knowledge Mechanic that allow them to acquire an aggregate of up to 326,288 shares of our Common Stock at $.85 per share. Upon termination of these options, we agreed issue to the founders of Knowledge Mechanics options to acquire up to an aggregate of approximately 21,645,107 of our shares of Common Stock allocated in a manner, and issued at a price and a vesting schedule, as agreed to by Bill Klco and members of our Board's Compensation Committee. As explained earlier in this Information Statement, the vesting of some or all of these options will be tied to certain performance factors to be agreed to by Bill Klco and members of our Board's Compensation Committee. We also agreed that we would make available under our 1995 Plan additional shares of our Common Stock which could be issued upon the exercise of options granted, at the discretion of our Board, to other employees of Knowledge Mechanics and employees of XBOX. Although we did not commit to issue any specific numbers of options to the other employees of Knowledge Mechanics and the decision of whether or not to issue any such options will be left entirely to the discretion of our Board, we anticipate that we will be granting options to these employees in the future.

     We have also committed to issue to our directors stock options in lieu of cash compensation, and to date we have committed to issued to our directors who are not affiliated with TECH options to acquire up to 2,000,000 shares of our Common Stock. Our directors do not receive any cash consideration for serving on our Board, and we believing issuing options to acquire shares of our Common Stock to our directors serves the dual purpose of fairly compensation our directors and aligning their interests more closely with those of our stockholders.

     Increasing the number of authorized shares of Common Stock will also permit us to issue shares of our Common Stock to help raise capital and finance acquisitions from time to time as the Board of Directors deems necessary. Although we have no definitive plans to conduct a public offering of our Common Stock or Preferred Stock, we are a technology holding company and we have a strategy to acquire various companies in the software industry, as stated in our Annual Report on Form 10-KSB for our fiscal year ended August 31, 2000. The flexibility inherent in having the authority to issue shares of our Common Stock and undesignated stock, will, in our opinion, be advantageous to us in any negotiations involving the issuance of our stock. If this proposed amendment is adopted, no additional action or authorization by the our stockholders will be necessary prior to the issuance of such additional shares, unless required by applicable law or regulation, or unless deemed desirable or advisable by the Board of Directors.

Potential Effects of the Increase in Authorized Capital

     Upon effectiveness of the Share Amendment and the amendment to increase the number of shares authorized to be issued under the 1995 Plan, our authorized shares of Common Stock will be utilized as follows:

PURPOSE                                                       NUMBER OF SHARES
-------                                                       ----------------
Outstanding Shares (based on January 26, 2001)..............     27,596,755
Issuable upon conversion of Series A Convertible
  Preferred.................................................    166,966,000
Issuable upon exercise of outstanding options and
  warrants..................................................      5,154,500
Issuable upon exercise of options to be granted to our
  directors.................................................      2,000,000
Approximate number of shares issuable upon exercise of
  options to be granted to the founders of Knowledge
  Mechanics.................................................     21,645,107
Additional shares reserved under our 1995 Stock Option
  Plan......................................................     25,961,393
Available for Future Issuance (excluding shares issuable
  under our 1995 Stock Option Plan).........................    150,676,245
                                                                -----------
          Total Authorized..................................    400,000,000

     No further action by our stockholders will be necessary or sought prior to the issuance of the shares of Common Stock that we will be authorized to issue after the Share Amendment is effective.

Potential Effects of the Increase in Authorized Capital

     The change in par value will result in an accounting adjustment to our balance sheet. Our balance sheet will be adjusted by re-allocating $63,249 from the equity line item entitled "Preferred Stock -- Issued and Outstanding Shares" and $2,483,708 from the equity line item entitled "Common Stock -- Issued and

Outstanding Shares" to the equity line item entitled "Additional Paid-in-Capital" The effect of this change on the "Liabilities and Stockholders' Equity (Deficit)" Portion of our August 31, 2000 balance sheet is shown below. Other than this change to our balance sheet, the change in par value will have no material effect on our financial statements or our business and will not impact the rights of the holders of our Common Stock, undesignated stock and Series A Preferred Stock.

                                                         HISTORICAL
                                                         AUGUST 31,
                                                            2000       ADJUSTMENT     PRO FORMA
                                                        ------------   -----------   ------------
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
  Accounts payable....................................  $    423,617                 $    423,617
  Accounts payable -- related party...................            --                           --
  Accrued liabilities.................................       268,033                      268,033
  Accrued consulting fees -- related party............       275,000                      275,000
  Other current liabilities...........................            --                           --
  Customer deposits...................................        16,666                       16,666
  Current portion of capitalized lease obligation.....         5,406                        5,406
  Accrued interest....................................            --                           --
  Deferred license fees...............................       265,494                      265,494
                                                        ------------   -----------   ------------
          Total current liabilities...................     1,254,216                    1,254,216

Notes payable.........................................            --                           --

Capital lease obligation..............................        18,368                       18,368

Stockholders' equity (deficit):
  Preferred stock, $.10 par value:
     Authorized shares -- 5,000,000
     Issued and outstanding shares -- 702,763 at
       August 31, 2000................................        70,276       (63,249)         7,027
  Common stock, $.10 par value:
     Authorized shares -- 50,000,000
     Issued and outstanding shares -- 27,596,755 at
       August 31, 2000 and 26,412,861 at August 31,
       1999...........................................     2,759,675    (2,483,708)       275,967
  Additional Paid-in-Capital..........................    21,609,695     2,546,957     24,156,652
  Accumulated deficit.................................   (24,315,092)                 (24,315,092)
                                                        ------------   -----------   ------------
          Total stockholders' equity (deficit)........       124,554                      124,554
                                                        ------------   -----------   ------------
          Total liabilities and stockholders' equity
            (deficit).................................  $  1,397,138                 $  1,397,138
                                                        ============   ===========   ============

     Although this amendment to our Certificate of Incorporation is being done for the reasons stated above, the amendment could, under certain circumstances, discourage or make more difficult an attempt by a person or organization to gain control of us by tender offer or proxy contest, or to consummate a merger or consolidation with us after acquiring control, and to remove incumbent management, even if such transactions were favorable to our stockholders due to the fact that prior to any reverse stock split (as more fully explained below in Action #2), there will be approximately 151,000,000 shares of Common Stock available for issuance (excluding shares to be reserved for issuance under our 1995 Amended and Restated Stock Incentive Plan) after the conversion of the Series A Preferred into 166,966,000 shares of Common Stock and 19,000,000 shares of undesignated stock available for issuance. Issuance of shares of Common Stock in a private placement to a person sympathetic to management and opposed to any attempt to gain control of us could make gaining change in control of us more difficult. Accordingly, this amendment to our Certificate of Incorporation may be deemed (under certain circumstances which may or may not occur) to be an anti-takeover measure. However, the amendment is not intended as an anti-takeover measure.

Description of Common Stock

     All outstanding shares of Common Stock are fully paid and nonassessable. Each share of the outstanding Common Stock is entitled to participate equally in dividends as and when declared by the Board of Directors and is entitled to participate equally in any distribution of net assets made to the stockholders upon our liquidation. There are no redemption, sinking fund, conversion or preemptive rights with respect to the shares of Common Stock. All shares of Common Stock have equal rights and preferences. The holders of Common Stock are entitled to one vote for each share held of record on all matters voted upon by stockholders and may not cumulate votes for the election of directors.

Description of Series A Preferred Stock

     All outstanding shares of Series A Preferred Stock are fully paid and nonassessable. The rights and preferences associated with the Series A Preferred Stock are set forth in the Certificate of Designation of Rights and Preferences of Series A Convertible Preferred Stock of XBOX Technologies, Inc. which is attached to this Information Statement as Annex C.

Description of Undesignated Stock

     Under applicable Delaware law, our Board may authorize the issuance of our undesignated stock and is empowered to establish, and to designate the name of, each class or series of the shares of undesignated stock and to set the terms of such shares (including terms with respect to redemption, sinking fund, dividend, liquidation, preemptive, conversion and voting rights and preferences). The Board can issue shares of such class or series to, among other persons, the holders of another class or series of preferred stock or to the holders of Common Stock. Accordingly, the Board, without stockholder approval, can issue preferred stock with voting or conversion rights which could adversely affect the voting power of the holders of Common Stock and Series A Preferred Stock.

                         ACTION #2: REVERSE STOCK SPLIT

General

     We are proposing to amend our certificate of incorporation to give the Board the ability to effect a reverse stock split of the shares of our Common Stock, at a ratio to be established by the Board in its sole discretion, but the ratio cannot exceed one-for-twenty (the "Reverse Stock Split"). The Board may also choose not to implement the Reverse Stock Split. The form of the proposed amendment is annexed to this Information Statement as Annex B (the "Reverse Stock Split Amendment"). The Reverse Stock Split Amendment would effect the Reverse Stock Split by reducing the outstanding number of shares of Common Stock by the ratio to be determined by the Board of Directors and would decrease the number of authorized shares of Common Stock by a proportionate amount.

Consent Required

     Approval of the Reverse Stock Split Amendment requires the consent of the holders of (i) a majority of the outstanding shares of our Common Stock as of the Record Date and (ii) a majority of the outstanding shares of our Series A Preferred Stock as of the Record Date. TECH, which held approximately 72.5% of the outstanding shares of our Common Stock and 100% of the outstanding shares of our Series A Preferred Stock as of the Record Date, has given its consent to this amendment which consent allows the Board to implement the Reverse Stock Split at any time on or after May 21, 2001 and before May 31, 2002 and accordingly, the requisite stockholder approval of this amendments was obtained by the execution of TECH's written consent in favor of the Reverse Stock Split Amendment.

Purpose for the Reverse Stock Split Amendment

     The primary reason for the Reverse Stock Split Amendment is to put us in better position to get our Common Stock relisted on Nasdaq. On March 12, 1998, our shares of Common Stock ceased to be traded under the Nasdaq SmallCap Market due to our inability to satisfy certain criteria that is required of companies whose shares of capital stock are traded on this system. Since that time, our Common Stock has been traded in the over-the-counter market on the OTC Bulletin Board. We believe that a relisting of our shares of Common Stock on the Nasdaq SmallCap Market would encourage greater interest in our Common Stock by the financial community and the investing public and possibly promote greater liquidity for our stockholders.

     In order for our Common Stock to be quoted on the Nasdaq SmallCap Market, we will be required to meet initial listing criteria. These criteria require us to have at least:

     - three market makers in our Common Stock;

     - total net tangible assets of $4.0 million;

     - a minimum bid price for our Common Stock of $4.00 per share;

     - 300 holders of our Common Stock; and

     - 1 million shares of our Common Stock held by non-affiliates, having a market value of $5 million or more.

     The market price of our Common Stock is currently approximately $.15 per share. As indicated above, to qualify for listing on the Nasdaq SmallCap Market, the market price per share of our Common Stock must be at least $4.00. Although any increase in the market price of our Common Stock resulting from the Reverse Stock Split may be proportionately less than the decrease in the number of shares outstanding, we believe that the proposed Reverse Stock Split along with increased operating results may make it more likely that the market price for the shares that would meet or exceed $4.00 per share. The Board will consider this minimum market price requirement as a factor in determining the exact ratio of the reverse stock split (which will not exceed one-for-twenty).

     Another reason for the Reverse Stock Split Amendment is to decrease the public float of our Common Stock, which we believe will, in turn, increase the liquidity of our Common Stock. We have a relatively large number of shares of our Common Stock outstanding in light of our current capitalization structure. As a result, we believe the price for a share of our Common Stock is lower than it would be if we reduced the number of shares of our Common Stock that are outstanding. Although there can be no assurance that the price of a share of our Common Stock will increase following the contemplated reverse stock split, or that any increase in the price will be proportional to the decrease in outstanding shares, any increase in our price may increase the liquidity of the shares because we believe an increase in our stock price will increase demand for our stock. The price of our Common Stock is currently at a level that may cause potential investors to view an investment in us as unduly speculative. Therefore any increase in our price may make shares of our Common Stock more attractive to potential investors who associate higher stock prices with stability. In addition, the Reverse Stock Split Amendment will decrease the number of authorized but unissued shares of Common Stock and will decrease our ability to use the increase in our authorized capital (as contemplated by Action No. 1) as an anti-takeover measure (as explained above under the heading Potential Effects of the Increase in Authorized Capital).

     Any increase in liquidity may make it easier for us to conduct future equity offerings and to issue shares of our Common Stock in connection with acquisitions, as potential investors and acquisition candidates may be more favorably inclined to acquire securities for which there is an active trading market.

     No further action on the part of the stockholders would be required to either effect or abandon the Reverse Stock Split. If no Reverse Stock Split is effected by May 31, 2002, the Board's authority to effect the Reverse Stock Split would terminate.

     There can be no assurance, however, that any increase in the per share price of shares of our Common Stock would occur following the Reverse Stock Split, or that shares of our Common Stock would qualify for

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

listing on the Nasdaq SmallCap Market even if the price per share of our Common Stock met or exceeded $4.00.

     Approval of the Reverse Stock Split itself would not affect any stockholder's percentage ownership interest in XBOX or proportional voting power, except for differences resulting from the fractional share adjustment described below. The Reverse Stock Split may reduce the number of stockholders we have, depending in the exact ratio of the Reverse Stock Split, as is more fully explained below. The shares of Common Stock which would be issued upon approval of the Reverse Stock Split would be fully paid and non-assessable. The voting rights and other privileges of the holders of Common Stock would not be affected by adoption of the Reverse Stock Split or the subsequent implementation thereof. If for any reason the Board deems it advisable to do so, the Reverse Stock Split may be abandoned by the Board at any time prior to the effective date of the Reverse Stock Split without further action by our stockholders.

Potential Effects of the Reverse Stock Split

     Pursuant to the Reverse Stock Split, assuming the maximum ratio is employed, each holder of twenty shares of Common Stock, par value $.01 per share (assuming the effectiveness of the Share Amendment), immediately prior to the effectiveness of the Reverse Stock Split would become the holder of one share of Common Stock, par value $.01 per share, after consummation of the Reverse Stock Split.

     Although the Reverse Stock Split would not, by itself, impact our assets or business, the Reverse Stock Split could result in a decrease in the aggregate market value of our equity capital. The Board believes that this risk is outweighed by the benefits of Reverse Stock Split.

     If approved and implemented, the Reverse Stock Split would result in some stockholders owning "odd-lots" of less than 100 shares of Common Stock. Brokerage commissions and other costs of transactions in odd-lots are generally somewhat higher than the costs of transactions in "round-lots" of even multiples of 100 shares.

     If the Reverse Stock Split is implemented, each option or warrant outstanding and unexercised granted by us to purchase shares of our Common Stock would be automatically converted into an economically equivalent option or warrant by decreasing the number of shares underlying the option or warrant and increasing the exercise price appropriately. In addition, the number of shares of Common Stock which remain available for issuance under our benefit plans will be reduced by the same ratio as the Reverse Stock Split.

Shares of Common Stock Issued and Outstanding or Held as Treasury Shares

     Upon the effectiveness of the Share Amendment, we will have 400,000,000 shares of Common Stock authorized for issuance. As of the Record Date, there were 27,596,755 shares of Common Stock issued and outstanding. The number of shares of Common Stock issued and outstanding would be reduced to a number that would be approximately equal to (i) the number of shares of Common Stock issued and outstanding immediately prior to the effectiveness of the Reverse Stock Split, divided by (ii) twenty (assuming the maximum ratio is employed). In addition, the number of authorized shares of Common Stock would be decreased to 20,000,000 shares (assuming the maximum ratio is employed), although the authorized and outstanding shares of Series A Preferred Stock and undesignated stock would not be changed.

     With the exception of the number of shares authorized, issued and outstanding, the rights and preferences of the shares of Common Stock prior and subsequent to the Reverse Stock Split would remain the same. After the effectiveness of the Reverse Stock Split, we do not anticipate that our financial condition or any aspect of our business would materially change as a result of the Reverse Stock Split.

Effectiveness of the Reverse Stock Split

     The Reverse Stock Split may become effective at any time on or after May 21, 2001 and before May 31, 2002 upon the filing with the Secretary of State of the State of Delaware of a Certificate of Amendment of our certificate of incorporation in substantially the form of the Reverse Stock Split Amendment. The exact timing of the filing of such Certificate of Amendment would be determined by our Board based upon its evaluation as

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

to when such action would be most advantageous to us and our stockholders. In addition, the Board reserves the right, notwithstanding stockholder approval and without further action by the stockholders, to elect not to proceed with the Reverse Stock Split Amendment if, at any time prior to filing such Reverse Stock Split Amendment, the Board, in its sole discretion, determines that it is no longer in our best interests or the best interests of our stockholders to do so.

     Commencing on the date the Reverse Stock Split Amendment is filed with the Secretary of State of the State of Delaware, each stock certificate representing shares of Common Stock before such date (the "Pre-Effective Stock") would be deemed for all corporate purposes to evidence ownership of the reduced number of shares of Common Stock resulting from the Reverse Stock Split (the "Post-Effective Stock"). As soon as practicable after such date, stockholders would be notified as to the effectiveness of the Reverse Stock Split and instructed as to how and when to surrender their certificates representing shares of Pre-Effective Stock in exchange for certificates representing shares of Post-Effective Stock. We intend to use Wells Fargo Bank, N.A. as our exchange agent in effecting the exchange of certificates following the effectiveness of the Reverse Stock Split.

Fractional Shares

     We would not issue fractional shares in connection with the Reverse Stock Split. Instead, we will round up to the nearest whole share any fraction of a share that any stockholder would otherwise receive.

Certain Federal Income Tax Consequences

     The following discussion summarizing certain federal income tax consequences is based on the Internal Revenue Code of 1986, as amended, the applicable Treasury Regulations promulgated thereunder, judicial authority and current administrative rulings and practices in effect on the date of this Information Statement. This discussion is for general information only and does not discuss consequences which may apply to special classes of taxpayers (e.g., non-resident aliens, broker-dealers or insurance companies). Stockholders are urged to consult their own tax advisors to determine the particular consequences to them.

     We believe that the Reverse Stock Split will not be a taxable transaction to us because the transaction qualifies for non-recognition under the Internal Revenue Code. We also believe that our stockholders will not recognize gain or loss as a result of the Reverse Stock Split. In the aggregate, each stockholder's basis in the Post-Effective Stock will equal the stockholder's basis in the Pre-Effective Stock. A stockholder's holding period for shares of Post-Effective Stock will be the same as the holding period of the shares of Pre-Effective Stock exchanged therefor.

                     ACTION #3: AMENDMENT TO THE 1995 PLAN

General

     In December 1995, the Board reaffirmed the 1995 Plan, which was approved by our stockholders in January 1996. On December 15, 1998 the Board of Directors amended the 1995 Plan, subject to stockholder approval which was obtained at the 1999 Annual Meeting of Stockholders, to increase the number of shares available for issuance thereunder to 3,000,000, along with certain other changes. In December 1999, the Board of Directors amended the 1995 Plan, subject to stockholder approval which was obtained at the 2000 Annual Meeting of Stockholders, to increase the number of shares available for issuance thereunder to 7,800,000. The proposed amendment to the 1995 Plan would increase the number of shares available for issuance thereunder to 50,000,000.

     Currently, no participant in the 1995 Plan may be granted any options or other incentive awards with a value based solely on an increase in the value of the Common Stock after the date of grant (i.e., incentive stock options), relating to more than 500,000 shares of Common Stock in the aggregate in any fiscal year of the Company. The proposed amendment to the 1995 Plan would increase this number to 5,000,000.

     All references to shares issued and available for issuance under the 1995 Plan do not take into account the effect, if any, of the Reverse Stock Split. If the Reverse Stock Split is implemented, each option issued under the 1995 Plan that is outstanding and unexercised would be automatically converted into an economically equivalent option by decreasing the number of shares underlying the option or warrant and increasing the exercise price appropriately. In addition, the number of shares of Common Stock available for issuance under the 1995 Plan, and the number of shares underlying an incentive award that can first be acquired in any one year, will be reduced by the same ratio as the Reverse Stock Split.

Consent Required

     Approval of the amendment to the 1995 Plan requires the consent of the holders of a majority of the aggregate voting power of all outstanding shares of our capital stock as of the Record Date. TECH, which held approximately 96.1% of aggregate voting power of all outstanding shares of our capital stock as of the Record Date, has given its consent to this amendment and accordingly, the requisite stockholder approval of this amendment was obtained by the execution of TECH's written consent in favor of the amendment to the 1995 Plan.

Purpose

     As discussed earlier under, the increase in the number of shares authorized for issuance under our 1995 Plan is necessary to allow us to issue options to the founders of Knowledge Mechanics and our employees and other employees of Knowledge Mechanics pursuant to the Memorandum of Understanding. We anticipate that our obligation under the Memorandum of Understanding will require us to issue options to the founders of Knowledge Mechanics to acquire up to approximately 21,645,107 shares of Common Stock. In addition, although we are not obligated to do so, we anticipate that we will grant options to other employees of Knowledge Mechanics to purchase additional shares of Common Stock.

     The increase in the number of shares reserved for issuance under the 1995 Plan is also necessary to permit us to continue operation of the 1995 Plan for the benefit of new participants as well as to allow additional awards to current participants. As of January 15, 2001, we had 6,864,041 shares of Common Stock available for issuance under the 1995 Plan. Upon the amendment to our 1995 Plan, we will have 25,961,393 shares will be available for future grants, after giving effect to the 2,000,000 and approximately 21,645,107 shares underlying options that will be issued to our directors and to the founders of Knowledge Mechanics, respectively. Based on the market price of our Common Stock on April 6, 2001, the aggregate market value of the securities that will be available for grant under the 1995 Plan is $3,894,209. We anticipate that we will issue additional options in the future in order to attract new employees and retain existing employees.

     The reason for the provision in the 1995 Plan which imposes the 500,000 limitation on shares underlying options or other incentive awards is to help ensure that all options that we grant which are intended to be incentive stock options can be treated a such under the Code. The Code currently provides that to the extent that the aggregate fair market value of stock which underlie incentive stock options which become exercisable for the first time by any individual during any year exceeds $100,000, such options cannot be treated as incentive stock options. The 500,000 figure that was inserted in the plan was based on a stock price that was at levels substantially above the current price of our Common Stock. By raising the 500,000 figure to 5,000,000 and subjecting options to appropriate vesting schedules, we will be able to grant a sufficient number of options to the founders of Knowledge Mechanics to satisfy our commitment under the Memorandum of Understanding while still being able to treat such options as incentive stock options. However, it is possible that we will grant options which will not be treated as incentive stock options either to due the exercise price of the options are the number of options which do become exercisable in one year.

Summary of the 1995 Plan

     A general description of the basic features of the 1995 Plan is outlined below. This summary is qualified in its entirety by the terms of the 1995 Plan, a copy of which may be obtained by writing to XBOX Technologies, Inc. 1800 Corporate Blvd, N.W., Suite 101, Boca Raton, FL 33431.

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

     GENERAL. The 1995 Plan provides for awards to eligible recipients of: (i) options to purchase Common Stock that qualify as "Incentive Stock Options" within the meaning of Section 422 of the Code ("Incentive Stock Options"); (ii) options to purchase Common Stock that do not qualify as Incentive Stock Options ("Non-Statutory Stock Options"); (iii) stock appreciation rights ("Stock Appreciation Rights"); (iv) restricted stock awards ("Restricted Stock Awards");
(v) performance units ("Performance Units"); and (vi) stock bonuses ("Stock Bonuses"). Incentive Stock Options and Non-Statutory Stock Options are referred to as "Options," and Options, Stock Appreciation Rights, Restricted Stock Awards, Performance Units and Stock Bonuses are collectively referred to as "Incentive Awards."

     The 1995 Plan may be administered by the Board of Directors or by a committee of the Board of Directors consisting of not less than two members of the Board who are "disinterested persons" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The 1995 Plan is currently administered by the Board of Directors (the "Committee"). The Committee selects the participants to be granted Incentive Awards under the 1995 Plan (the "Participants"), determines the nature and extent of the Incentive Awards granted to the Participants, the time or times when Incentive Awards will be granted, the duration of each Incentive Award and the discretionary terms and conditions of each grant not otherwise fixed under the 1995 Plan. In addition, the Committee will have the authority under the 1995 Plan in its sole discretion to pay the economic value of any Incentive Award in the form of cash, Common Stock, Series A Preferred Stock or any combination of the foregoing.

     Eligible recipients of Incentive Awards under the 1995 Plan include all of our full-time or part-time employees or full-time or part-time employees of any subsidiary and any of our non-employee directors, consultants and independent contractors or those of any subsidiary. We intend that Incentive Awards be granted under the 1995 Plan to those eligible persons who are performing vital services in the management, operations and development of our company or a subsidiary and significantly contribute to the achievement of long-term, corporate economic objectives.

     The 1995 Plan will terminate on January 1, 2005, unless sooner terminated by action of the Board of Directors. No Award will be granted after termination of the 1995 Plan. Currently, a maximum of 7,800,000 shares of Common Stock are reserved for issuance under the 1995 Plan. In the event of any reorganization, merger, recapitalization, stock dividend, stock split or similar change in our corporate structure or shares (such as the Reverse Stock Split), appropriate adjustments will be made to the number and kind of shares reserved under the 1995 Plan and under outstanding Incentive Awards and to the exercise price of outstanding Options. The Board of Directors may amend the 1995 Plan in any respect without stockholder approval, unless stockholder approval is then required by federal securities or tax laws or the rules of any stock exchange or Nasdaq. Except pursuant to testamentary will or the laws of descent and distribution or as otherwise expressly permitted by the 1995 Plan, no right or interest of any Participant in an Incentive Award prior to the exercise or vesting of such Incentive Award will be assignable or transferable, or subjected to any lien, during the lifetime of the Participant, provided that a Participant may designate a beneficiary to receive an Incentive Award upon such Participant's death.

     OPTIONS. The exercise price for Non-Statutory Stock Options may be not less than 85% of the fair market value of the Common Stock on the date the Non-Statutory Stock Options are granted. Incentive Stock Options may not be granted with an exercise price that is less than 100% of the fair market value of the Common Stock on the date the Incentive Stock Options are granted, except that Incentive Stock Options granted to persons owning stock possessing more than 10% of the total combined voting power of all classes of our stock or those of any subsidiary may not be granted with an exercise price that is less than 110% of the fair market value on the date of grant.

     Payment of an option exercise price will be made entirely in cash; provided, however, that the Committee, in its sole discretion and upon terms and conditions established by the Committee, may allow such payments to be made, in whole or in part, by tender of a broker exercise notice, a promissory note or previously acquired shares of Common Stock or Series A Preferred Stock having an aggregate fair market value on the date of exercise equal to the payment required, or by a combination of such methods. The Committee may also, in its sole discretion and upon terms and conditions established by the Committee, permit or require a Participant to satisfy, in whole or in part, any withholding or employment-related tax obligation by tender of a broker exercise notice, a promissory note or previously acquired shares, or by a combination of such methods.

     Options may not be transferred other than by will or the laws of descent and distribution or to a beneficiary designated by the Participant as provided in the 1995 Plan, and during the lifetime of a Participant may be exercised only by the Participant. Options will become exercisable at such times and in such installments as determined by the Committee and may be exercised in whole or in part from time to time thereafter, subject to the terms and conditions set forth in the 1995 Plan; provided, however, that no Option may be exercisable after 10 years from its date of grant. To the extent that any Incentive Stock Option granted under the 1995 Plan ceases for any reason to qualify as an "incentive stock option" for purposes of the federal tax laws, such option will continue to be outstanding for purposes of the 1995 Plan as a Non-Statutory Stock Option.

     STOCK APPRECIATION RIGHTS. Stock Appreciation Rights are rights granted to a recipient to receive a payment from us in the form of Common Stock, cash or a combination of both, equal to the difference between the fair market value of one or more shares of Common Stock and the exercise price of such shares under the terms of such Stock Appreciation Right. The terms and conditions of any Stock Appreciation Rights granted under the 1995 Plan will be determined by the Committee in its sole discretion, subject to certain requirements contained in the 1995 Plan. The exercise price of a Stock Appreciation Right will be determined by the Committee, in its discretion, at the date of grant; provided, however, that the exercise price may not be less than the fair market value of one share of the underlying Common Stock on the date the Stock Appreciation Right is granted. A Stock Appreciation Right will become exercisable at such time and in such installments as determined by the Committee at the time of grant and will expire at the time fixed in the applicable award agreement; provided, however, that no Stock Appreciation Right may be exercisable after 10 years from the date of grant.

     RESTRICTED STOCK AWARDS. Restricted Stock Awards are grants to Participants of shares of Common Stock that are subject to restrictions on transferability and subject to the possibility of forfeiture under terms and conditions set by the Committee. The Committee may impose such restrictions or conditions, not inconsistent with the 1995 Plan, as the Committee may deem appropriate, including, without limitation, that the Participant remain continuously employed by us for a period of time or that we or the Participant satisfy certain performance goals or criteria. Unless provided otherwise by the Committee in the exercise of its sole discretion, Participants holding Restricted Stock Awards will have voting and liquidation rights with respect to the number of shares of Common Stock underlying the Restricted Stock Awards as if the Participant were the holder of such number of shares of Common Stock, but any dividends and distributions with respect to such shares of unvested Common Stock will be subject to the same restrictions as the shares.

     PERFORMANCE UNITS. Performance Units are rights to receive a payment from us in the form of stock, cash or a combination of both, upon the achievement of established performance criteria. Such criteria may include achievement by us, the Participant, or a specified business unit or subsidiary of predetermined performance goals approved by the Compensation Committee at the time the Performance Units are awarded.

     STOCK BONUSES. Stock Bonuses are awards of Common Stock granted to Participants, subject to such terms and conditions as may be determined by the Committee. Participants receiving Stock Bonuses will have all voting, dividend, liquidation and other rights with respect to, and upon becoming the record holder of, the shares of Common Stock issued as the Stock Bonus, but the Committee may place such restrictions on the transfer or assignability of shares received as a Stock Bonus as it may deem appropriate.

     EFFECT OF TERMINATION OF EMPLOYMENT. If a Participant's employment or other service with us and all of our subsidiaries is terminated by reason of death, disability or retirement, all Options and Stock Appreciation Rights held by the Participant that are currently exercisable by the Participant as of the time of such termination will remain exercisable for one year (but in no event after the expiration date of any such Option for Stock Appreciation Right) after such termination. All Restricted Stock Awards will become fully vested and all Performance Units and Stock Bonuses then held by a Participant will vest and/or continue to vest as provided in the applicable award agreement following termination of the Participant's employment due to death, disability or retirement.

     If a Participants employment is terminated for a reason other than death, disability or retirement, all rights of the Participant under the 1995 Plan and any agreements evidencing an Incentive Award will immediately terminate without notice of any kind, and no Options or Stock Appreciation Rights held by the Participant will thereafter be exercisable, all Restricted Stock Awards held by the Participant that have not vested will be terminated and forfeited and all Performance Units and Stock Bonuses will vest and/or continue to vest in the manner provided in the applicable award agreement; provided, however, that in the event the termination is for a reason other than "cause" (as defined in the 1995 Plan), all Options or Stock Appreciation Rights then held by the Participant that are currently exercisable by the Participant as of the time of such termination will remain exercisable for a period of three months after the termination.

     CHANGE IN CONTROL. In the event we experience a "change in control", then, if approved by the Compensation Committee, (i) all outstanding options and stock appreciation rights will become immediately exercisable in full and will remain exercisable for the remainder of their terms, regardless of whether the participant remains in our employ or service or the employer or service of any subsidiary, (ii) all outstanding restricted stock awards will become immediately fully vested, and (iii) all outstanding performance units and stock bonuses will vest and/or continue to vest in the manner determined by the Compensation Committee and reflected in the award agreement. In addition, the Compensation Committee, without the consent of any affected participant, may determine that some or all participants holding outstanding options will receive cash in an amount equal to the excess of the fair market value immediately prior to the effective date of such change in control over the exercise price per share of the options. For purposes of the 1995 Plan, we will be deemed to have experienced a "change in control" upon, among other things, (i) the sale or other disposition of substantially all of our assets, (ii) the approval by our stockholders of a plan or proposal for our liquidation or dissolution, (iii) a merger or consolidation to which we are party if our stockholders immediately prior to the merger or consolidation beneficially own, immediately after the merger or consolidation, securities of the surviving corporation representing
(A) more than 50%, but not more than 80%, of the combined voting power of the surviving corporation's then outstanding securities, unless the transaction was approved in advance by the directors as of the effective date of the 1995 Plan or by any persons who subsequently become directors and whose election or nomination was approved by a majority vote of the directors comprising the Board as of the effective date of the 1995 Plan (the "Incumbent Directors"), or (B) 50% or less of the combined voting power of the surviving corporation's then outstanding securities (regardless of any approval by the Incumbent Directors),
(iv) any person becoming, after the effective date of the 1995 Plan, the beneficial owner of (A) 20% or more, but not 50% or more, of the combined voting power of the Common Stock, unless the transaction resulting in such ownership was approved in advance by the Incumbent Directors, or (B) 50% or more of the combined voting power of our outstanding securities (regardless of any approval by the Incumbent Directors), or (v) the Incumbent Directors cease for any reason to constitute at least a majority of the Board, or (vi) any other change in control of a nature that would be required to be reported pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended.

Federal Income Tax Consequences

     The following description of federal income tax consequences is based on current statutes, regulations and interpretations. The description does not include foreign, state or local income tax consequences. In addition, the description is not intended to address specific tax consequences applicable to our directors, officers or greater than 10% stockholders or to any individual Participant who receives an Incentive Award.

     INCENTIVE STOCK OPTIONS. There will not be any federal income tax consequences to either the Participant or us as a result of the grant to an employee of an Incentive Stock Option under the 1995 Plan. The exercise by a Participant of an Incentive Stock Option also will not result in any federal income tax consequences to us or the Participant, except that (i) an amount equal to the excess of the fair market value of the shares acquired upon exercise of the Incentive Stock Option, determined at the time of exercise, over the amount paid for the shares by the Participant will be includable in the Participant's alternative minimum taxable income for purposes of the alternative minimum tax, and (ii) the Participant may be subject to an additional excise tax if any amounts are treated as excess parachute payments (see explanation below). Special rules will apply if previously acquired shares of Common Stock or Series A Preferred Stock are permitted to be tendered in payment of an Option exercise price.

     If the Participant disposes of the Incentive Stock Option shares acquired upon exercise of the Incentive Stock Option, the federal income tax consequences will depend upon how long the Participant has held the shares. If the Participant does not dispose of the shares within two years after the Incentive Stock Option was granted, nor within one year after the Participant exercised the Incentive Stock Option and the shares were transferred to the Participant, then the Participant will recognize a long-term capital gain or loss. The amount of the long-term capital gain or loss will be equal to the difference between
(i) the amount the Participant realized on disposition of the shares, and (ii) the option price at which the Participant acquired the shares. We are not entitled to any compensation expense deduction under these circumstances.

     If the Participant does not satisfy both of the above holding period requirements (a "disqualifying disposition"), then the Participant will be required to report as ordinary income, in the year the Participant disposes of the shares, the amount by which the lesser of (i) the fair market value of the shares at the time of exercise of the Incentive Stock Option, or (ii) the amount realized on the disposition of the shares, exceeds the option price for the shares. We will be entitled to a compensation expense deduction in an amount equal to the ordinary income includable in the taxable income of the Participant. This compensation income may be subject to withholding. The remainder of the gain recognized on the disposition, if any, or any loss recognized on the disposition, will be treated as long-term or short-term capital gain or loss, depending on the holding period.

     NON-STATUTORY STOCK OPTIONS. Neither we or the Participant incur any federal income tax consequences as a result of the grant of a Non-Statutory Stock Option. Upon exercise of a Non-Statutory Stock Option, a Participant will recognize ordinary income, subject to withholding, on the date of exercise in an amount equal to the difference between (i) the fair market value of the shares purchased, determined on the date of exercise, and (ii) the consideration paid for the shares. The Participant may be subject to an additional excise tax if any amounts are treated as excess parachute payments (see explanation below). Special rules will apply if previously acquired shares of Common Stock or Series A Preferred Stock are permitted to be tendered in payment of an Option exercise price.

     At the time of a subsequent sale or disposition of any shares of Common Stock obtained upon exercise of a Non-Statutory Stock Option, any gain or loss will be a capital gain or loss. Such capital gain or loss will be treated as long-term or short-term capital gain or loss, depending on the holding period.

     In general, we will be entitled to a compensation expense deduction in connection with the exercise of a Non-Statutory Stock Option for any amounts includable in the taxable income of the Participant as ordinary income, provided we comply with any applicable withholding requirements.

     STOCK APPRECIATION RIGHTS. A participant who receives a Stock Appreciation Right will not recognize any taxable income at the time of the grant. Upon the exercise of a Stock Appreciation Right, the Participant will realize ordinary income in an amount equal to the cash and the fair market value of any shares of Common Stock received by the Participant. Provided that proper withholding is made, we will be entitled to a compensation expense deduction for any amounts includable by the Participant as ordinary income.

     RESTRICTED STOCK AWARDS. With respect to shares issued pursuant to a Restricted Stock Award that are not subject to a substantial risk of forfeiture, a Participant will include as ordinary income in the year of receipt an amount equal to the fair market value of the shares received on the date of receipt. With respect to shares that are subject to a substantial risk of forfeiture, a Participant may file an election under Section 83(b) of the Code within 30 days after the shares are received to include as ordinary income in the year of receipt an amount equal to the fair market value of the shares received on the date of receipt (determined as if the shares were not subject to any risk of forfeiture). We will receive a corresponding tax deduction, provided that proper withholding is made. If a Section 83(b) election is made, the Participant will not recognize any additional income when the restrictions on the shares issued in connection with the stock award lapse. At the time any such shares are sold or disposed of, any gain or loss will be treated as long-term or short-term capital gain or loss, depending on the holding period from the date of receipt of the Restricted Stock Award.

     A Participant who does not make a Section 83(b) election within 30 days of the receipt of a Restricted Stock Award that is subject to a substantial risk of forfeiture will recognize ordinary income at the time of the lapse of the restrictions in an amount equal to the then fair market value of the shares. XBOX will receive a corresponding tax deduction, provided that proper withholding is made. At the time of a subsequent sale or disposition of any shares of Common Stock issued in connection with a Restricted Stock Award as to which the restrictions have lapsed, any gain or loss will be treated as long-term or short-term capital gain or loss, depending on the holding period from the date the restrictions lapse.

     PERFORMANCE UNITS. A Participant who receives a Performance Unit will not recognize any taxable income at the time of the grant. Upon settlement of the Performance Unit, the Participant will realize ordinary income in an amount equal to the cash and the fair market value of any shares of Common Stock received by the Participant. Provided that proper withholding is made, we would be entitled to a compensation expense deduction for any amounts includable by the Participant as ordinary income.

     STOCK BONUSES. With respect to shares issued pursuant to a Stock Bonus, a Participant will include as ordinary income in the year of receipt an amount equal to the fair market value of the shares received as of the date of receipt. We will receive a corresponding tax deduction, provided that proper withholding is made. At the time of a subsequent sale or disposition of any shares of Common Stock issued in connection with a Stock Bonus, any gain or loss will be treated as long-term or short-term capital gain or loss, depending on the holding period from the date the shares were received.

     EXCISE TAX ON PARACHUTE PAYMENTS. The Code also imposes a 20% excise tax on the recipient of "excess parachute payments," as defined in the Code and denies tax deductibility to us on excess parachute payments. Generally, parachute payments are payments in the nature of compensation to employees of a company who are officers, stockholders or highly compensated individuals, which payments are contingent upon us experiencing a change in ownership or effective control, or in the ownership of a substantial portion of our assets. For example, acceleration of the exercisability of Options, or the vesting of Restricted Stock Awards, upon us experiencing a change in control may constitute parachute payments, and in certain cases, "excess parachute payments."

     SECTION 162(m). Under Section 162(m) of the Code, the deductibility of certain compensation paid to the chief executive officer and each of the four other most highly compensated executives of publicly held companies is limited to $1,000,000. Compensation for this purpose generally includes any items of compensation expense described above in connection with Incentive Awards under the 1995 Plan. However, certain types of compensation are excepted from this limit, including compensation that qualifies as "performance-based compensation." Under Section 162(m), any compensation expense resulting from the exercise of Options under the 1995 Plan with exercise prices equal to (or greater than) the fair market value of the Common Stock on the date of grant should qualify as "performance-based compensation" excepted from the limit of
Section 162(m). However, compensation expense in connection with any other Incentive Awards under the 1995 Plan will be subject to this limit.

Options Granted Under the 1995 Plan

     The table below summarizes outstanding Options under the 1995 Plan as of the date of this Information Statement, including options held by the two persons who served as our President or Chief Executive Officer during the fiscal year ended August 31, 2000 (no other of our executive officers received compensation in excess of $100,000 for the fiscal year ended August 31, 2000).

                               NEW PLAN BENEFITS
                 AMENDED AND RESTATED 1995 STOCK INCENTIVE PLAN

                                                                 NUMBER OF SHARES
NAME AND POSITION                                             UNDERLYING OPTIONS(1)
-----------------                                             ----------------------
Evros Psiloyenis............................................               0
Richard Cascio..............................................               0
Executive Group.............................................               0
Non-Executive Director Group................................          12,500
Non-Executive Employee Group................................         366,000
          Total.............................................         378,500

---------------

(1) Excludes the shares of Common Stock underlying options that will be issued pursuant to the Memorandum of Understanding.

Summary of Cash and Certain Other Compensation

     The following table sets forth the cash and non-cash compensation for each of the last three fiscal years awarded to or earned by the two persons who served as our President or Chief Executive Officer. No other executive officer of the Company had salary and bonus which exceeded $100,000 in the fiscal year ended August 31, 2000.

                           SUMMARY COMPENSATION TABLE

                                                                 ANNUAL COMPENSATION        SECURITIES
                                                             ----------------------------   UNDERLYING
NAME AND PRINCIPAL POSITION                           YEAR   SALARY($)   BONUS($)   OTHER   OPTIONS(#)
---------------------------                           ----   ---------   --------   -----   ----------
Richard Cascio(1)...................................  2000          0       0         0            0
  President
Evros Psiloyenis....................................  2000    135,500       0         0            0
  Former President and CEO                            1999     97,000       0         0      500,000

---------------

(1) Mr. Cascio is President and Chief Operating Officer of TECHinspirations, Inc., a Nevada corporation and wholly owned subsidiary and was named as interim Chief Executive Officer of XBOX in June 2000. Mr. Cascio does not receive any compensation from XBOX.
(2) Mr. Psiloyenis commenced employment with XBOX on November 1, 1998 and served as the President and Chief Executive Officer of the Company until June 2000. Mr. Psiloyenis served as the President of FullMetrics from June 2000 until he resigned effective August 18, 2000.

Option Grants and Exercises

     Neither Richard Casio nor Evros Psiloyenis were issued or exercised any options during the fiscal year ended August 31, 2000. At the time of Mr. Psiloyenis' resignation, he held an option to acquire 500,000 shares of the Company's common stock at an exercise price of $.375. The option was to vest with respect to 200,000 shares on December 15, 2000 and with respect to 100,000 shares on the 15th day of December in each of 2001, 2002 and 2003. Because Mr. Psiloyenis terminated his employment with the Company prior to any of these shares becoming exercisable, this option was forfeited and will not become exercisable.

                       RIGHTS OF DISSENTING STOCKHOLDERS

     Our stockholders are not entitled to any appraisal or similar rights under Delaware law in connection with the actions described in this Information Statement.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information regarding the beneficial ownership of our Common Stock and Series A Preferred Stock as of January 26, 2001 unless otherwise noted (a) by each stockholder who is known by us to own beneficially more than 5% of the outstanding Common Stock, (b) by each director,
(c) by person who served as our President or Chief Executive Officer during the fiscal year ended August 31, 2000 and (d) by our executive officers and directors as a group.

                                                              SHARES OF COMMON STOCK
                                                              BENEFICIALLY OWNED(1)
                                                     ----------------------------------------
                                                                                 PERCENT OF
                                                                                VOTING STOCK
                                                                               REPRESENTED BY
                                                                  PERCENT OF    COMMON STOCK
NAME                                                   AMOUNT      CLASS(2)       HOLDINGS
----                                                 ----------   ----------   --------------
TECHinspirations, Inc. (Cayman)(3).................  24,750,000      76.5%         14.3%(12)
Oscar Capital Management Group(4)..................   2,204,833       7.5%          1.3%
Frank van Luttikhuizen(5)..........................           0         0%            0%
Thomas W. Bugbee(6)................................      92,790        .3%           .1%
Andrew K. Boszhardt, Jr.(7)........................   2,204,833       7.5%          1.3%
Richard Cascio(8)..................................           0         0%            0%
John van Leeuwen(9)................................           0         0%            0%
Evros Psiloyenis(10)...............................           0         0%            0%
All executive officers and directors as a group
  (5 persons)(11)..................................   2,416,623       8.7%          1.4%

---------------

 (1) Except as otherwise indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock. Shares of Common Stock subject to options or warrants currently exercisable or exercisable within 60 days are deemed outstanding for computing the percentage of the person holding such options but are not deemed outstanding for computing the percentage of any other person.
 (2) Based on 27,596,755 shares of Common Stock outstanding as of January 26, 2001.
 (3) Includes 4,750,000 shares of Common Stock issuable upon the exercise of a warrant. The address for TECHinspirations, Inc. (Cayman) is c/o CIBC Bank and Trust Company (Cayman) Limited, P.O. Box 694, CIBC Building, Edward Street, Georgetown, Grand Cayman B.W.I.
 (4) Includes 233,333 shares of Common Stock held by Oscar Capital Management, LLC ("Oscar Capital"); 1,804,833 shares of Common Stock held by Andrew K. Boszhardt, Jr.; and 166,667 shares of Common Stock held by Anthony Scaramucci. Mr. Boszhardt and Mr. Scaramucci are the sole members of Oscar Capital. The address for Oscar Capital is 900 Third Avenue, New York, NY 10022.
 (5) The address for Mr. Luttikhuizen is 2275 No. 8 Side Road, R.R. #2, Milton, Ontario, Canada.
 (6) Includes 12,500 shares of Common Stock issuable upon the exercise of outstanding stock options. The address for Mr. Bugbee is c/o Bugbee & Associates LLC, 2704 Drew Avenue South, Minneapolis, MN 55416.
 (7) Includes 233,333 shares of Common Stock held by Oscar Capital; and 166,667 shares of Common Stock held by Anthony Scaramucci. The address for Mr. Boszhardt is c/o Oscar Capital Management LLC, 900 Third Avenue, New York, NY 1002.
 (8) Excludes 24,750,000 shares of Common Stock and 702,763 shares of Series A Preferred Stock held by TECH. Mr. Cascio serves as the President and COO of TECHinspirations, Inc., a wholly owned subsidiary of TECH Cayman. The address for Mr. Cascio is 665 South Bayshore Drive, Suite PH2B, Coconut Grove, FL 33133.

 (9) Excludes 24,750,000 shares of Common Stock and 702,763 shares of Series A Preferred Stock held by TECH. Mr. van Leeuwen serves as Chairman of the Board of TECHinspirations, Inc. The address for Mr. van Leeuwen is 2275 No. 8 Side Road, R.R. #2, Milton, Ontario, Canada.
(10) The address for Mr. Psiloyenis is 10400 Viking Drive, Eden Prairie, MN
     55344.
(11) Includes an aggregate of 131,500 shares of Common Stock issuable upon the exercise of a warrants and options held by our directors and officers.
(12) In addition to its holdings of Common Stock, TECH also holds 834,830 shares of Series A Preferred Stock, which is 100% of the outstanding shares of this class. TECH's holdings of Common Stock and Series A Preferred Stock together represents approximately 96.1% of aggregate voting power of all outstanding shares of our capital stock.

                          INTERESTS OF CERTAIN PERSONS

     Richard Cascio, who is the interim Chief Executive Officer and a director of XBOX, is the President and Chief Operating Officer of TECHinspirations Inc., a Nevada corporation and a wholly owned subsidiary of TECH. Frank van Luttikhuizen, who the interim Chief Financial Officer of XBOX, is the Chief Financial Officer of TECHinspirations Inc. John van Leeuwen, who is Chief Executive Officer of Knowledge Mechanics and a director of XBOX, is the Chairman of the Board of TECH.

                     INFORMATION INCORPORATED BY REFERENCE

     Our Annual Report on Form 10-KSB for the fiscal year ended August 31, 2000 as filed with the Securities and Exchange Commission (Commission File No. 0-27928) is incorporated in its entirety by reference into this Information Statement. We are including with this Information Statement a copy of our Annual Report on Form 10-KSB (exclusive of exhibits) for the fiscal year ended August 31, 2000.

     As the requisite stockholder vote for the amendments to our certificate of incorporation, the reverse stock split and the amendment to the 1995 Plan as described in this Information Statement was obtained upon the delivery of the written consent of TECH, WE ARE NOT ASKING FOR A PROXY FROM YOU AND YOU ARE REQUESTED NOT TO SEND US ONE. This Information Statement is for informational purposes only. Please read this Information Statement carefully.

                                          By Order of the Board of Directors

                                          Thomas A. Letscher
                                          Secretary

Minneapolis, Minnesota
April   , 2001

                               INDEX OF EXHIBITS

     A. Certificate of Amendment to the Certificate of Incorporation of XBOX Technologies, Inc. to effect the Share Amendment.

     B. Certificate of Amendment to the Certificate of Incorporation of XBOX Technologies, Inc. to effect the Reverse Stock Split Amendment.

     C. Certificate of Designation of Rights and Preferences of Series A Convertible Preferred Stock of XBOX Technologies, Inc.

                                                                         ANNEX A

                            CERTIFICATE OF AMENDMENT
                                     OF THE
                          CERTIFICATE OF INCORPORATION
                           OF XBOX TECHNOLOGIES, INC.

     XBOX Technologies, Inc., a corporation organized and existing under and by virtue of the laws of the State of Delaware (the "Corporation"), pursuant to the provisions of the General Corporation Law of the State of Delaware (the "DGCL"), DOES HEREBY CERTIFY that:

           FIRST: That the Board of Directors of the Corporation, at a duly called meeting, duly adopted resolutions setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and proposing that said amendment be considered by the stockholders of the Corporation. The resolution setting forth the proposed amendment is as follows:

             RESOLVED, that the Board of Directors declares that it is advisable to amend Article V of the Certificate of Incorporation of the Corporation as follows:

        Article V is hereby restated in its entirely as follows:

        The aggregate number of shares of stock that the Corporation has the authority to issue is four hundred twenty million (420,000,000) shares, consisting of (i) four hundred million (400,000,000) shares of common stock, $0.01 par value (the "Common Stock"), (ii) one million (1,000,000) shares of Series A Convertible Preferred Stock, $0.01 par value, which shall have such rights and preferences as described in the Certificate of Designation of Rights and Preferences of Series A Convertible Preferred Stock of XBOX Technologies, Inc. previously filed with the Secretary of State of the State of Delaware and (iii) nineteen million (19,000,000) shares of undesignated stock, $0.01 par value (the "Undesignated Stock"). The Board of Directors is authorized to establish, from the authorized shares of Undesignated Stock, one or more classes or series of shares, to designate each such class and series, and to fix the rights and preferences of each such class and series, including without limitation such voting powers (full or limited or no voting powers), such preferences and relative, participating, optional or other special rights, and such qualifications, limitations or restrictions as shall be stated and expressed in the resolution or resolutions providing for the issue of such class or series as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof.

           SECOND: The amendment to the Certificate of Incorporation of the Corporation set forth in this Certificate of Amendment has been duly adopted in accordance with the provisions of Section 242 of the DGCL; (a) the Board of Directors of the Corporation having duly adopted resolutions on January 23, 2001 setting forth such amendment, declaring its advisability and directing that such amendment be submitted to the stockholders of the Corporation for their consideration and approval, and (b) the stockholders of the Corporation having duly approved and adopted such amendment by a written consent executed by the holders of a majority of the aggregate voting power of all outstanding shares of our capital stock entitled to vote thereon.

                                                                         ANNEX B

                            CERTIFICATE OF AMENDMENT
                                     OF THE
                          CERTIFICATE OF INCORPORATION
                           OF XBOX TECHNOLOGIES, INC.

     XBOX Technologies, Inc., a corporation organized and existing under and by virtue of the laws of the State of Delaware (the "Corporation"), pursuant to the provisions of the General Corporation Law of the State of Delaware (the "DGCL"), DOES HEREBY CERTIFY that:

           FIRST: That the Board of Directors of the Corporation, at a duly called meeting, duly adopted resolutions setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and proposing that said amendment be considered by the stockholders of the Corporation. The resolution setting forth the proposed amendment is as follows:

                  RESOLVED, that the Board of Directors declares that it is advisable to amend Article V of the Certificate of Incorporation of the Corporation as follows:

        Article V is restated in its entirety as follows:

        The aggregate number of shares of stock that the Corporation has the authority to issue [400,000,000/Reverse Stock Split Ratio + 20,000,000] shares, consisting of (i) [400,000,000/Reverse Stock Split Ratio] shares of common stock, $0.01 par value (the "Common Stock"), (ii) one million (1,000,000) shares of Series A Convertible Preferred Stock, $0.01 par value, which shall have such rights and preferences as described in the Certificate of Designation of Rights and Preferences of Series A Convertible Preferred Stock of XBOX Technologies, Inc. previously filed with the Secretary of State of the State of Delaware and (iii) nineteen million (19,000,000) shares of undesignated stock, $0.01 par value (the "Undesignated Stock"). The Board of Directors is authorized to establish, from the authorized shares of Undesignated Stock, one or more classes or series of shares, to designate each such class and series, and to fix the rights and preferences of each such class and series, including without limitation such voting powers (full or limited or no voting powers), such preferences and relative, participating, optional or other special rights, and such qualifications, limitations or restrictions as shall be stated and expressed in the resolution or resolutions providing for the issue of such class or series as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof. Simultaneously with the effective date of the filing of this amendment to the Corporation's Certificate of Incorporation (the "Effective Date"), each [reverse stock split ratio] shares of Common Stock, $.01 par value, of the Corporation issued and outstanding or held as treasury shares immediately prior to the Effective Date (the "Old Common Stock") shall automatically be reclassified (the "Reverse Split"), without any action on the part of the holder thereof, into one fully paid and nonassessable share of common stock, $.01 par value. The Corporation shall not issue fractional shares on account of the Reverse Split. Rather, any fractional share resulting from such change shall be rounded upward to the nearest whole share. Share interests due to rounding are given solely to save expense and inconvenience of issuing fractional shares and do not represent separately bargained for consideration.

           SECOND: The amendment to the Certificate of Incorporation of the Corporation set forth in this Certificate of Amendment has been duly adopted in accordance with the provisions of Section 242 of the DGCL; (a) the Board of Directors of the Corporation having duly adopted resolutions on January 23, 2001 setting forth such amendment, declaring its advisability and directing that such amendment be submitted to the stockholders of the Corporation for their consideration and approval, and (b) the stockholders of the Corporation having duly approved and adopted such amendment by a written consent executed by the holders of a majority of the aggregate voting power of all outstanding shares of our capital stock entitled to vote thereon.

                                                                         ANNEX C

                           CERTIFICATE OF DESIGNATION
                                       OF
                             RIGHTS AND PREFERENCES
                                       OF
                      SERIES A CONVERTIBLE PREFERRED STOCK
                                       OF
                            XBOX TECHNOLOGIES, INC.

     The undersigned Interim Chief Financial Officer of XBOX Technologies, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), in accordance with the provisions of
Section 151 thereof, does hereby certify that, pursuant to the authority conferred upon the Board of Directors of the Corporation (the "Board") by the Certificate of Incorporation of the Corporation, the Board on October 31, 2000, adopted the following resolution creating a series of One Million (1,000,000) shares of the Corporation's undesignated preferred stock, par value $.10 per share, to be designated as Series A Convertible Preferred Stock:

     RESOLVED, that pursuant to the authority granted to and vested in this Board of Directors in accordance with the Certificate of Incorporation of the Corporation, a new series of preferred stock is hereby created, and that the designation and amount thereof and the relative rights and preferences of the shares of such series, are as follows:

1. SHARES AND CLASSES AUTHORIZED. One Million (1,000,000) shares of the Corporation's undesignated preferred stock, par value $.10 per share, that are authorized by Article V of the Corporation's Certificate of Incorporation are designated as Series A Convertible Preferred Stock (the "Series A Preferred").

2. VOTING RIGHTS.

   2.1 General. At all meetings of the stockholders of the Corporation and in the case of any actions of stockholders in lieu of a meeting, each holder of Series A Preferred shall have that number of votes on all matters submitted to the stockholders that is equal to the number of whole shares of the Company's common stock (the "Common Stock") into which such holder's shares of Series A Preferred are then convertible, as provided in Section 5, at the record date for the determination of the stockholders entitled to vote on such matters or, if no such record date is established, at the date such vote is taken or any written consent of such stockholders is effected. This provision for determination of the number of votes to which each holder of the Series A Preferred is entitled shall also apply in cases in which the holders of the Series A Preferred have the right to vote together as a separate class. Except as may be otherwise provided in this Certificate or by agreement, the holders of the Common Stock and the holders of the Series A Preferred shall vote together as a single class on all actions to be taken by the stockholders of the Corporation.

   2.2 Quorum. The presence in person or by proxy of the holders of a majority of the aggregate number of shares of Common Stock and Series A Preferred then outstanding (on an as-if converted to Common Stock basis including fractional shares) shall constitute a quorum of the Common Stock and Series A Preferred.

3. DIVIDENDS. The holders of Series A Preferred shall not be entitled to receive dividends in any fixed amount; provided, however, no dividend or other distribution shall accrue or be paid with respect to any shares of capital stock of the Corporation for any period, whether before or after the effective date of this Certificate, unless and until declared by the Board of Directors of the Corporation (the "Board"). In the event any dividend or distribution is declared or made with respect to outstanding shares of Common Stock, a comparable dividend or distribution shall be simultaneously declared or made with respect to the outstanding shares of Series A Preferred (on an as-if converted to Common Stock basis including fractional shares). Dividends on shares of capital stock of the Corporation shall be payable only out of funds legally available therefor.

4. LIQUIDATION RIGHTS.

   4.1 No Preference of Series A Preferred. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the assets of the Corporation available for distribution to its stockholders, whether such assets are capital, surplus, or earnings, shall be distributed equally, on a per share basis, among the holders of the Common Stock and the Series A Preferred (on an as-if converted to Common Stock basis including fractional shares).

   4.2 Reorganization; Sale of Assets. The merger, acquisition or consolidation of the Corporation into or with any other entity or entities which results in the exchange of outstanding shares of the Corporation for securities or other consideration issued or paid or caused to be issued or paid by any such entity or affiliate thereof pursuant to which the stockholders of the Corporation immediately prior to the transaction do not own a majority of the outstanding shares of the surviving corporation immediately after the transaction, or any sale, lease, license (on an exclusive basis) or transfer by the Corporation of all or substantially all its assets, shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of the provisions of this Section 4.

  4.3 Determination of Consideration. To the extent any distribution pursuant to Section 4.1 consists of property other than cash, the value thereof shall, for purposes of Section 4.1, be the fair value at the time of such distributions as determined in good faith by the Board.

5. CONVERSION. The holders of the Series A shall have the following conversion rights (the "Conversion Rights"):

   5.1 Optional Conversion of the Series A Preferred. At any time after the Certificate of Incorporation of the Corporation has been amended to increase the authorized shares of Common Stock to such number as is necessary to allow the Corporation to issue such number of shares of Common Stock as are issuable upon the conversion of the Series A Preferred in accordance with the terms of this
Article 5, the Series A Preferred shall be convertible, without the payment of any additional consideration by the holder thereof and at the option of the holder thereof, at any time after the first issuance of shares of Series A Preferred by the Corporation, at the office of the Corporation or any transfer agent for the Common Stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing $16.80 by the Conversion Price, determined as hereinafter provided, in effect at the time of conversion and then multiplying such quotient by each share of Series A Preferred to be converted. The Conversion Price at which shares of Common Stock shall be deliverable upon conversion without the payment of any additional consideration by the holder thereof (the "Conversion Price") shall at the time of the filing of this Certificate initially be $.084 in the case of the Series A Preferred (such initial Conversion Price results in each shares of Series A Preferred being initially convertible into 200 shares of Common Stock). Such initial Conversion Price shall be subject to adjustment, in order to adjust the number of shares of Common Stock into which the Series A Preferred is convertible, as hereinafter provided.

   5.2 Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of the Series A Preferred. In lieu of any fractional share to which any holder would otherwise be entitled upon conversion of the Series A Preferred owned by such holder, the Corporation shall pay cash equal to such fraction multiplied by the then effective Conversion Price or round up to the nearest whole share.

   5.3 Mechanics of Optional Conversion. Before any holder of Series A Preferred shall be entitled to convert the same into full shares of Common Stock such holder shall surrender the certificate or certificates therefor, endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by such holder's attorney duly authorized in writing, at the office of the Corporation or of any transfer agent for the Common Stock, and shall give written notice to the Corporation at such office that such holder elects to convert the same and shall state therein such holder's name or the name of the nominees in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series A Preferred, or to such holder's nominee or nominees, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid, together with cash in lieu of any fraction of a share of Common Stock. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series A Preferred to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date. From and after such date, all rights of the holder with respect to the Series A Preferred so converted shall terminate, except only the right of such holder, upon the surrender of his, her or its certificate or certificates therefor, to receive certificates for the number of shares of Common Stock issuable upon conversion thereof and cash for fractional shares.

   5.4 Certain Adjustments to Conversion Price for Stock Splits, Dividends, Mergers, Reorganizations, Etc.

          (a) Adjustment for Stock Splits, Stock Dividends and Combinations of Common Stock. In the event the outstanding shares of Common Stock shall, after the filing of this Certificate be further subdivided (split), or combined (reverse split), by reclassification or otherwise, or in the event of any dividend or other distribution payable on the Common Stock in shares of Common Stock, the applicable Conversion Price in effect immediately prior to such subdivision, combination, dividend or other distribution shall, concurrently with the effectiveness of such subdivision, combination, dividend or other distribution, be proportionately adjusted on the basis that the holders of Series A Preferred will receive upon conversion, after each such event, a number of shares of Common Stock equal to the number that the holder would hold immediately after such event if the holder had converted all Series A Preferred to shares of Common Stock immediately prior to each such event.

          (b) Adjustment for Merger or Reorganization, Etc. In the event of a reclassification, reorganization or exchange (other than described in subsection 5.4.a. above) or any consolidation or merger of the Corporation with another Corporation (other than a merger, acquisition or other reorganization as described in Section 4.2, which shall be considered a liquidation pursuant to Section 4 above), each share of Series A Preferred shall thereafter be convertible into the number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of the Corporation deliverable upon conversion of the Series A Preferred would have been entitled upon such reclassification, reorganization, exchange, consolidation, merger or conveyance had the conversion occurred immediately prior to the event; and, in any such case, appropriate adjustment (as determined by the Board) shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the holders of the Series A Preferred, to the end that the provisions set forth herein (including provisions with respect to changes in and other adjustments of the applicable Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the conversion of the Series A Preferred.

          (c) Adjustments for Other Dividends and Distributions. In the event the Corporation, at any time or from time to time after the filing of this Certificate, makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation other than shares of Common Stock, then and in each such event, provision shall be made so that the holders of Series A Preferred shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable thereupon, the amount of securities of the Corporation which they would have received had their Series A Preferred been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the conversion date, retained such securities receivable by them as aforesaid during such period, subject to all other adjustments called for during such period under this Section 5.4 with respect to the rights or the holders of the Series A Preferred.

   5.5 Notices of Record Date. In the event of any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend which is the same as cash dividends paid in previous quarters) or other distribution, any capital reorganization of the Corporation, any reclassification or recapitalization of the Corporation's capital stock, any consolidation or merger with or into another Corporation, any transfer of all or substantially all of the assets of the Corporation or any dissolution, liquidation or winding up of the

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Corporation, the Corporation shall mail to each holder of Series A Preferred at least ten (10) days prior to the date specified for the taking of a record, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution.

6. STATUS OF PREFERRED STOCK UPON RETIREMENT. Shares of Series A Preferred which are acquired or redeemed by the Corporation or converted pursuant to
Section 5 shall be retired pursuant to Delaware General Corporation Law Section 243, or any successor provision, and returned to the status of authorized but unissued shares of the Corporation's undesignated preferred stock.

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